As filed with the Securities and Exchange Commission on February 9, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3818604
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
10680 Treena St., Suite 600
San Diego, CA 92131
(858) 812-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deanna H. Lund
Executive Vice President and Chief Financial Officer
Kratos Defense & Security Solutions, Inc.
10680 Treena St., Suite 600
San Diego, CA 92131
(858) 812-7300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Teri O’Brien, Esq.
Paul Hastings LLP
4747 Executive Drive, 12th Floor
San Diego, California 92121

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	250,374	$30.62	$7,666,451.88	$836.41

(1)
All 250,374 shares of common stock registered pursuant to this registration statement are to be offered by the selling stockholders named herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the common stock of Kratos Defense & Security Solutions, Inc. (the “Company”) as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the Company’s common stock, as reported on the Nasdaq Global Select Market, on February 8, 2021, a date within five business days prior to the filing of this registration statement.

PROSPECTUS
250,374 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named herein of up to 250,374 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Kratos Defense & Security Solutions, Inc. (the “Company”). We are registering the resale of the shares of Common Stock covered by this prospectus as required by the terms of the Securities Purchase Agreement that we entered into with the selling stockholders on November 18, 2020 (the “Purchase Agreement”).
Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 8 for more information.
We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.
The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this registration statement. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.
You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “KTOS.” On February 8, 2021, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $$30.38.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 and contained under similar headings in the other documents that we incorporate by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2021

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from such information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of the Common Stock. In case there are differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.
The distribution of this prospectus and the issuance of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including particularly the “Risk Factors” section beginning on page 6. You also should read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”.
As used in this prospectus, unless the context requires otherwise, the terms “us,” “we,” “our,” the “Company” and “Kratos” refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries. References to the “selling stockholders” refer to the stockholders listed herein under “The Selling Stockholders” and their permitted transferees, donees, pledges or other successors-in-interest.
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company.
The forward-looking statements contained in or incorporated by reference into this prospectus reflect our current beliefs, expectations and projections, are based on assumptions, and are subject to known and unknown risks and uncertainties that could cause our actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of these factors are beyond our ability to control or predict. As a result, you should not place undue reliance on forward-looking statements. The most important risks and uncertainties that could cause our actual results or achievements to differ materially from the results or achievements expressed in or implied by our forward-looking statements, include, but are not limited to:

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the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers and employees, our customers’ ability to make their payments and the potential for supply-chain disruptions;

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risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration and extended continuing resolutions, the federal budget deficit and federal government shut-downs;

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risks of adverse regulatory action or litigation;

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risks associated with debt leverage;

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risks that our cost-cutting initiatives will not provide the anticipated benefits;

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risks that changes, cutbacks or delays in spending by the U.S. Department of Defense’s (the “DoD”) may occur, which could cause delays or cancellations of key government contracts;

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risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors;

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risks that changes may occur in federal government (or other applicable) procurement laws, regulations, policies and budgets;

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risks of the availability of government funding for the Company’s products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011, as amended);

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risks that the Unmanned Aerial System and Unmanned Ground Systems markets do not experience significant growth; risks that we cannot expand our customer base or that our products do not achieve broad acceptance which could impact our ability to achieve our anticipated level of growth;

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risks of increases in the federal government initiatives related to in-sourcing;

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risks related to security breaches, including cybersecurity attacks and threats or other significant disruptions of our information systems, facilities and infrastructures;

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risks related to our compliance with applicable contracting and procurement laws, regulations and standards;

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risks relating to contract performance;

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risks related to failure of our products or services;

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risks associated with our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products;

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changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins;

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risks that potential future goodwill impairments will adversely affect our operating results;

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risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating loss carryforwards; and

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risks that the current economic environment will adversely impact our business; currently unforeseen risks associated with COVID-19 and risks related to natural disasters or severe weather.

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Except as required by law, we assume no responsibility for updating any forward-looking statements nor do we intend to do so. The risks included in this section are not exhaustive. There may be other factors that could cause actual results to differ materially from those described in the forward-looking statements, including those described in the sections entitled “Risk Factors” beginning on page 6 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, incorporated herein by reference.

SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus, any applicable prospectus supplement and any free writing prospectus, including our consolidated financial statements, the notes to those consolidated financial statements, our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, and the other documents that are incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus, before making an investment decision. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of the risks involved in investing in our securities.
Our Business
Kratos is a government contractor at the forefront of the DoD’s recapitalization of strategic weapon systems to address peer and near peer threats and the DoD’s related Rapid Innovation Initiatives. Kratos is a leading technology, intellectual property, proprietary product and system company focused on the U.S. and its allies’ national security. Kratos is a recognized industry leader in the rapid development, demonstration and fielding of high technology systems and products at an affordable cost. At Kratos, affordability is a technology. Kratos’ primary focus areas are unmanned systems, space and satellite communications, microwave electronics, cybersecurity/warfare, training systems, rocket, hypersonic and missile defense, turbine technologies, and Command, Control, Communication, Computing, Combat, Intelligence Surveillance and Reconnaissance (C5ISR) Systems.
We believe that our technology, intellectual property, proprietary products and designed-in positions on our customers’ programs, platforms and systems, and our ability to rapidly develop, demonstrate and field affordable leading technology systems gives us a competitive advantage. We believe that our extensive past performance qualifications and demonstrated ability to meet or exceed our customers’ demanding requirements creates a high barrier to entry into our markets. Our workforce is primarily engineering and technically oriented with a significant number of Kratos employees holding national security clearances. Much of our work is performed at customer locations, or in a secure manufacturing facility. Our primary end customers are national security related agencies or entities. Our entire organization is focused on executing our strategy of becoming the leading technology and intellectual property based product and system company in our industry.
Purchase Agreement
The following is a summary of the transactions relating to the securities being registered hereunder:
On November 18, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) to acquire all of the issued and outstanding equity securities of 5-D Systems, Inc., a Texas corporation. Pursuant to the Purchase Agreement and the other agreements contemplated thereby, on November 18, 2020, the Company issued 250,374 shares of Common Stock to the selling stockholders. Pursuant to the Purchase Agreement, we agreed to register the sale or other disposition of the shares of Common Stock issued to the selling stockholders.

The Offering
Securities offered
250,374 shares of Common Stock.
Common Stock to be outstanding after the offering
123,712,907 shares
Selling Stockholders
All of the shares of Common Stock are being offered by the selling stockholders identified in the section titled “The Selling Stockholders” beginning on page 6 of this prospectus.
Use of Proceeds
We will not receive any of the proceeds from sales of shares of Common Stock by the selling stockholders.
The Nasdaq Global Select Market Symbol
KTOS
The above information regarding the shares of Common Stock to be outstanding after the offering is based on 123,462,533 shares of Common Stock outstanding as of February 4, 2021.
Our Corporate Information
We were initially incorporated in the state of New York in 1994, commenced operations in 1995 and were reincorporated in Delaware in 1998. On September 12, 2007, we changed our name from Wireless Facilities, Inc. to Kratos Defense & Security Solutions, Inc. Our executive offices are located at 10680 Treena St., Suite 600, San Diego, California 92131, and our telephone number is (858) 812-7300. We maintain an Internet website at www.kratosdefense.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on or accessible through our website as part of this prospectus. Kratos’ Common Stock trades on The Nasdaq Global Select Market under the trading symbol “KTOS”.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission (the “Commission”) from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings we make with the Commission incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.
USE OF PROCEEDS
We will receive no proceeds from the sale of the Common Stock by the selling stockholders. The selling stockholders will pay any discounts, selling commissions and stock transfer taxes applicable to their sale of the Common Stock and, except as set forth below, any fees and expenses of their counsel and accountants related to the selling stockholders’ sale or distribution of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus. These may include, without limitation, all registration, filing and listing fees, printing expenses, blue sky fees and expenses, any fees and expenses of our counsel and accountants and fees and expenses of one counsel to the selling stockholders (such fees and expenses of counsel not to exceed $15,000).
THE SELLING STOCKHOLDERS
This prospectus relates to the resale by the selling stockholders named below, from time to time, of up to 250,374 shares of our Common Stock issued to the selling stockholders as described above under the heading “Prospectus Summary-Purchase Agreement.”
We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares covered hereby. The selling stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with any person to sell or distribute their shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. For purposes of the table below, we have assumed that the selling stockholders will have sold all of the shares covered by this prospectus upon completion of the applicable offering.
The selling stockholders acquired the shares of our Common Stock that we are registering for resale pursuant to this prospectus from us pursuant to the terms of the Purchase Agreement and the other agreements contemplated thereby. Our issuance of the shares of our Common Stock to the selling stockholders was exempt from registration under the Securities Act. This prospectus is being filed pursuant to our obligations under the terms of the Purchase Agreement.
Under the terms of the Purchase Agreement, we are obligated to file a registration statement covering the resale by the selling stockholders of the shares of our Common Stock that we issued pursuant to the Purchase Agreement. We also must use commercially reasonable efforts to cause the registration statement to become effective as soon as practicable, and to keep the registration statement continuously effective until the earlier of (i) the date on which all shares of Common Stock issued pursuant to the Purchase Agreement have been sold and any required prospectus delivery period with respect to such sale shall have expired, and (ii) the date on which all shares of Common Stock issued pursuant to the Purchase Agreement may be sold without restriction pursuant to Rule 144 of the Securities Act. The Purchase Agreement requires that we bear all expenses of registering the shares of Common Stock issued pursuant to the Purchase Agreement, with the exception of discounts, selling commissions and stock transfer taxes applicable to the selling stockholders’ sale of the Common Stock, as well as any fees and disbursements of financial advisors for the selling stockholders and similar commissions relating to the selling stockholders’ disposition of the shares of Common Stock issued pursuant to the Purchase Agreement and expenses of their counsel and accountants (excluding fees and expenses of one counsel to the selling stockholders not to exceed $15,000, which we have agreed to pay).
We are also party to a Lock-Up/Leak-Out Agreement with each of the selling stockholders (collectively, the “Lock-Up Agreements”). The Lock-Up Agreements provide that the selling stockholders will not sell, pledge, assign, transfer, hypothecate or otherwise dispose of (“Transfer”) any of the shares of Common Stock until the earlier of (a) the six month anniversary of the issuance date or (b) the date that the shares of Common Stock are registered for resale pursuant to an effective registration statement (the “Lock-Up Period”). Following the expiration of the Lock-Up Period, the Lock-Up Agreements limit the number of shares of Common Stock that the selling stockholders are permitted to Transfer in one trading day.
Unless otherwise indicated in footnotes below, neither of the selling stockholders has or within the past three years has had, any position, office or other material relationship with us or any of our affiliates other than as a result of (a) the terms of the Purchase Agreement and the other agreements contemplated thereby, (b) employment of the selling stockholder by us, 5-D Systems, Inc., or any of our or their respective subsidiaries, and (c) the selling stockholder’s beneficial ownership of our Common Stock. To our knowledge, neither of the selling stockholders is a broker-dealer or affiliate of a broker-dealer, nor at the time of the execution of the Purchase Agreement and the other agreements contemplated thereby, did either of the selling stockholders have a direct or indirect agreement or understanding with any person to distribute his shares. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.
Each of the selling stockholders has represented to us in writing that he acquired the securities for his own account and not with a view to reselling or distributing such securities or any part thereof in violation of the Securities Act. In recognition of the fact that the selling stockholders, even though acquiring the shares for their own account, may wish to be legally permitted to sell the securities when they deem appropriate, we agreed with the selling stockholders to register the resale of the securities.
The table below presents information regarding the selling stockholders and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 123,462,533 shares of Common Stock issued and outstanding as of February 4, 2021. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholders the right to acquire Common Stock within 60 days of the date hereof. Information in the table below is based on information provided by or on behalf of the selling stockholders. Since the date on which the selling stockholders provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.
Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Common Stock Owned After Offering(1)
	Number	Number	Number	Percent
Steven Fendley(2)	314,917	125,187	—	—(3)
Craig Tangedal	125,187	125,187	—	—(3)

(1)
For purposes of this table, the Company assumes that all of the shares covered by this prospectus will be sold by the selling stockholders.

(2)
Mr. Fendley serves as the President of our Unmanned Systems Division and was a cofounder and owner of 50% of 5-D Systems, Inc., prior to its acquisition by the Company. During fiscal year 2019, the Company incurred expenses of $3,993,722 for engineering services rendered to its Unmanned Systems Division by 5-D Systems, Inc.
(3)
Less than 1%.

Each time a selling stockholder sells any shares of Common Stock offered by this prospectus, he is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about such selling stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.
We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the Commission incorporated by reference in this prospectus.
PLAN OF DISTRIBUTION
We are registering the shares of our Common Stock on behalf of the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of the shares of Common Stock or interests in the shares of Common Stock covered hereby:
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on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or

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through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
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sales on any national securities exchange or quotation on which the Common Stock may be listed or quoted at the time of the sale;

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sales in the over-the-counter market;

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sales in transactions other than on such exchanges or services or in the over-the-counter market;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale or distribution; and

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any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest of the selling stockholders under this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as further supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF CAPITAL STOCK
The following information describes our Common Stock, as well as certain provisions of our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our second amended and restated bylaws (as amended, our “Bylaws”). This description is only a summary. You should also refer to our Certificate of Incorporation and Bylaws, which have been filed with the Commission as exhibits to our registration statement, of which this prospectus forms a part. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws.
Common Stock
We are authorized to issue 195,000,000 shares of Common Stock, of which 123,462,533 shares were issued and outstanding as of February 4, 2021. The holders of Common Stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our Common Stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.
Subject to preferences that may be granted to the holders of preferred stock, each holder of our Common Stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our Common Stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.
All of the outstanding shares of our Common Stock are, and the shares of Common Stock issued upon the conversion of any securities convertible into our Common Stock will be, fully paid and non-assessable. The shares of Common Stock offered by this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “KTOS.”
Undesignated Preferred Stock
We are authorized to issue 5,000,000 shares of preferred stock, none of which were issued and outstanding as of February 3, 2021. Our board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board. Without seeking stockholder approval, our board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our Common Stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock.
The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series.
Possible Anti-Takeover Effects of Delaware Law and our Charter Documents
Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders.
Election and Removal of Directors
Our board of directors is elected annually by all holders of our capital stock. To be eligible for election or appointment to the board of directors, an individual must meet certain director qualification requirements set forth in our Bylaws. At a special meeting of stockholders, directors may be removed without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.
Amendment
The affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock, voting together as a single class, is required to, among other things, alter, amend or repeal certain provisions of our Certificate of Incorporation, including those related to the election and removal of the board of directors, amendment of our Bylaws and Certificate of Incorporation, restrictions against stockholder actions by written consent and the indemnification of officers and directors.
Our Bylaws, may only be amended (or new bylaws adopted) by the board of directors or the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our voting stock.
Size of Board and Vacancies
Pursuant to our Certificate of Incorporation and our Bylaws, our board of directors has the exclusive right to fix the size of the board and to fill any vacancies resulting from death, resignation, disqualification or removal as well as any newly created directorships arising from an increase in the size of the board of directors.
Special Stockholder Meetings
Our Bylaws provide that only a majority of the total number of directors then in office may call a special meeting of the stockholders, and any business conducted at any special meeting must have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, otherwise properly brought before the meeting by or at the direction of our board of directors, or otherwise properly brought before the meeting by a stockholder, but, in the case of a special meeting, if and only if the notice of the meeting provides for business to be brought before the meeting by a stockholder.
Stockholder Action by Unanimous Written Consent
Our Certificate of Incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our Common Stock.
Authorized but Unissued Shares
Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is EQ Shareowner Services. Its address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and its telephone number is (800) 468-9716.
LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Paul Hastings LLP, San Diego, California.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and includes (i) an explanatory paragraph related to the Company’s change in method of accounting for leases in fiscal year 2019 due to the adoption of Accounting Standards Codification 842 and (ii) an explanatory paragraph related to the Company’s change in method of accounting for revenue in fiscal year 2018 due to the adoption of Accounting Standards Codification 606 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including Kratos. You may also access our reports and proxy statements free of charge at our

Internet website, http://www.kratosdefense.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. The prospectus included in this filing is part of a registration statement filed by us with the Commission. The full registration statement can be obtained from the Commission, as indicated above, or from us.
This prospectus is part of a registration statement that we have filed with the Commission relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Commission, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Commission’s Internet website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Commission on February 24, 2020;

•
the portions of the Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 24, 2020, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the Commission on February 24, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2020, filed with the Commission on May 7, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2020, filed with the Commission on August 4, 2020;

•
our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2020, filed with the Commission on October 29, 2020;

•
our Current Reports on Form 8-K filed with the Commission on June 5, 2020 and June 23, 2020; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-27231), filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the shares covered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Kratos Defense & Security Solutions, Inc., Attention: Investor Relations, 10680 Treena St., Suite 600, San Diego, California 92131, telephone (858) 812-7300.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

250,374 Shares of Common Stock
PROSPECTUS

February 9, 2021

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.
Registration Fee	$836.41
Legal Fees and Expenses	$100,000.00
Accounting Fees and Expenses	$15,000.00
Miscellaneous	$5,000.00
Total	$120,836.41
In addition to the above, the selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.
Item 15.   Indemnification of Directors and Officers.
Kratos Defense & Security Solutions, Inc. is incorporated under the laws of Delaware.
Section 145 of the DGCL authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director. In addition, our Bylaws require us to indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action, suit or proceeding (whether criminal, civil, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of ours or any predecessor of ours, or serves or served at any other enterprise as a director, officer, employee or agent at our request, against expenses, liability or loss (including attorneys’ fees, judgments, fines, settlements and certain other amounts) reasonably incurred or suffered by such person in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. We are required to advance expenses incurred by our directors and officers in defending any action or proceeding for which indemnification is required or permitted, subject to certain limited exceptions. The indemnification rights conferred by our Certificate of Incorporation and our Bylaws are not exclusive.
As permitted by the DGCL, we have entered into indemnification agreements with certain of our directors and officers. Pursuant to these indemnification agreements, we are obligated to indemnify each director and officer who is a party to the indemnification agreement to the fullest extent permitted by the DGCL against any and all expenses, as defined in the indemnification agreement, reasonably incurred by such person as a result of any threatened, asserted, pending or completed action, suit, investigation or proceeding that arises out of any event or occurrence related to the fact that such person is or was a director or officer of the company or is or was serving at our request as a director, officer, employee, or agent of another enterprise, including any of our subsidiaries. Such additional indemnity is not available, however, with respect to: (i) acts, omissions or transactions for which the director or officer is prohibited from receiving indemnification, exoneration or hold harmless rights under the agreement or applicable law; (ii) proceedings or claims initiated or brought by such director or officer against us or our directors, officers, employees or other agents, except with respect to proceedings brought to enforce a right to indemnification under the indemnification agreements or with respect to a proceeding initiated by the director or officer that was either approved by our board of directors or required by applicable law; or (iii) expenses and the payment of profits arising from the purchase and sale by a director or officer of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute. The indemnification agreements require us to advance expenses incurred by our directors and officers in defending any action or proceeding for which indemnification is required or permitted.
We also maintain a director and officer insurance policy which insures the directors and officers of the company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.
Any underwriting agreement that we may enter into will likely provide for indemnification of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.
Item 16.   Exhibits.
		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date	Exhibit Number
3.1	Amended and Restated Certificate of Incorporation of Kratos Defense & Security Solutions, Inc., as amended.	10-K	2/27/2017	3.1
3.2	Second Amended and Restated Bylaws of Kratos Defense & Security Solutions, Inc., as amended.	10-K	2/27/2017	3.2
4.1	Specimen Stock Certificate.	10-K	2/27/2017	4.1
5.1*	Opinion of Counsel, Paul Hastings LLP.
23.1*	Consent of Counsel, Paul Hastings LLP. (included in Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
24.1*	Power of Attorney (included on signature page).

*
Filed herewith.

Item 17.   Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 9, 2021.
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
By:
/s/ ERIC DEMARCO

Eric DeMarco
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric M. DeMarco and Deanna Lund, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
NAME	TITLE	DATE
/s/ Eric Demarco Eric Demarco	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2021
/s/ Deanna Lund Deanna Lund	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 9, 2021
/s/ Maria Cervantes de Burgreen Maria Cervantes de Burgreen	Vice President and Corporate Controller (Principal Accounting Officer)	February 9, 2021
/s/ Scott Anderson Scott Anderson	Director	February 9, 2021
/s/ William Hoglund William Hoglund	Director	February 9, 2021
/s/ Scot Jarvis Scot Jarvis	Director	February 9, 2021
/s/ Jane E. Judd Jane E. Judd	Director	February 9, 2021
/s/ Samuel Liberatore Samuel Liberatore	Director	February 9, 2021
/s/ Amy Zegart Amy Zegart	Director	February 9, 2021